Exhibit 99.1

Cirrus Logic Reports December Quarter Revenue Up 153 Percent Year-Over-Year to $310 Million

Company Guides March Quarter Revenue Up More than 80 Percent Year-Over-Year

AUSTIN, Texas--(BUSINESS WIRE)--January 24, 2013--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the third quarter of fiscal year 2013, which ended Dec. 29, as well as the company’s current business outlook.

“Q3 was a great quarter for Cirrus Logic as demand for multiple new products in portable audio drove revenue above our expectations,” said Jason Rhode, president and chief executive officer. “During the quarter, we gained traction with our portable audio and LED lighting products, where we began shipping in additional SKUs and customers. Our outlook for the year remains on track, and we are positioned well for further growth in FY14. We continue to see significant opportunities to grow our business with both new and existing customers.”

Reported Financial Results – Third Quarter FY2013

  Revenue of $310 million;
  Gross margin of 51 percent;
  GAAP operating expenses of $52 million and non-GAAP operating expenses of $43 million;
  GAAP diluted earnings per share of $ 0.99 and non-GAAP diluted earnings per share of $1.64.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Fourth Quarter FY2013

  Revenue is expected to range between $200 million and $220 million;
  Gross margin is expected to be between 50 percent and 52 percent;
  Combined R&D and SG&A expenses are expected to range between $49 million and $51 million, which includes approximately $6 million in share-based compensation.

Cirrus Logic will host a live Q&A session at 5 p.m. EST today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 86031084).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including operating expenses, net income, operating margin and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of fourth quarter fiscal year 2013 revenue, gross margin, combined research and development and selling, general and administrative expense levels, and share-based compensation expense, as well as estimates for our fiscal year 2014 revenue growth. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the fourth quarter and complete fiscal year 2013, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; our ability to introduce and ramp production of new products in a timely manner; and the risk factors listed in our Form 10-K for the year ended March 31, 2012, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

CRUS-F

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Dec. 29,	Sep. 29,	Dec. 31,	Dec. 29,	Dec. 31,
	2012	2012	2011	2012	2011
	Q3'13	Q2'13	Q3'12	Q3'13	Q3'12
Audio products	$300,010	$177,915	$105,418	$558,671	$260,220
Energy products	10,123	15,859	16,950	44,242	55,992
Net revenue	310,133	193,774	122,368	602,913	316,212
Cost of sales	152,083	93,687	56,338	291,336	148,118
Gross Profit	158,050	100,087	66,030	311,577	168,094

Research and development	29,608	29,468	23,143	83,986	61,592
Selling, general and administrative	19,021	20,194	16,488	57,274	47,854
Restructuring and other costs	3,292	-	-	3,292	-
Total operating expenses	51,921	49,662	39,631	144,552	109,446

Operating income	106,129	50,425	26,399	167,025	58,648

Interest income, net	76	131	112	334	378
Other expense, net	(31)	(40)	(71)	(94)	(115)
Income before income taxes	106,174	50,516	26,440	167,265	58,911
Provision for income taxes	38,312	15,067	9,709	57,027	21,755
Net income	$67,862	$35,449	$16,731	$110,238	$37,156

Basic earnings per share:	$1.04	$0.55	$0.26	$1.70	$0.57
Diluted earnings per share:	$0.99	$0.51	$0.25	$1.60	$0.55

Weighted average number of shares:
Basic	65,055	64,924	63,957	64,859	65,161
Diluted	68,866	69,207	66,989	68,946	68,099

See notes to Consolidated Condensed Statement of Operations
Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended
	Dec. 29,	Sep. 29,	Dec. 31,	Dec. 29,	Dec. 31,
	2012	2012	2011	2012	2011
Net Income Reconciliation	Q3'13	Q2'13	Q3'12	Q3'13	Q3'12
GAAP Net Income	$67,862	$35,449	$16,731	$110,238	$37,156
Amortization of acquisition intangibles	-	251	353	604	1,059
Stock based compensation expense	6,026	5,563	2,769	15,762	8,728
Restructuring and other costs, net **	3,245	-	-	3,245	622
Provision for income taxes	35,667	13,580	8,992	52,602	20,139
Non-GAAP Net Income	$112,800	$54,843	$28,845	$182,451	$67,704

Earnings Per Share Reconciliation *
GAAP Diluted earnings per share	$0.99	$0.51	$0.25	$1.60	$0.55
Effect of Amortization of acquisition intangibles	-	-	0.01	0.01	0.02
Effect of Stock based compensation expense	0.09	0.08	0.04	0.23	0.13
Effect of Restructuring and other costs, net **	0.05	-	-	0.05	-
Effect of Provision for income taxes	0.51	0.20	0.13	0.76	0.29
Non-GAAP Diluted earnings per share	$1.64	$0.79	$0.43	$2.65	$0.99

Operating Income Reconciliation
GAAP Operating Income	$106,129	$50,425	$26,399	$167,025	$58,648
GAAP Operating Margin	34%	26%	22%	28%	19%
Amortization of acquisition intangibles	-	251	353	604	1,059
Stock compensation expense - COGS	218	119	92	455	285
Stock compensation expense - R&D	3,234	2,097	1,613	7,574	3,837
Stock compensation expense - SG&A	2,574	3,347	1,064	7,733	4,606
Restructuring and other costs, net **	3,245	-	-	3,245	622
Non-GAAP Operating Income	$115,400	$56,239	$29,521	$186,636	$69,057
Non-GAAP Operating Margin	37%	29%	24%	31%	22%

Operating Expense Reconciliation
GAAP Operating Expenses	$51,921	$49,662	$39,631	$144,552	$109,446
Amortization of acquisition intangibles	-	(251)	(353)	(604)	(1,059)
Stock compensation expense - R&D	(3,234)	(2,097)	(1,613)	(7,574)	(3,837)
Stock compensation expense - SG&A	(2,574)	(3,347)	(1,064)	(7,733)	(4,606)
Restructuring and other costs, net **	(3,245)	-	-	(3,245)	(622)
Non-GAAP Operating Expenses	$42,868	$43,967	$36,601	$125,396	$99,322

* Certain YTD numbers may not tie to individual quarter presentation due to YTD share count dilution

** Other expenses (proceeds) may contain certain items such as litigation expenses, proceeds from a patent agreement, restructuring items, sales reorganizations, asset gains and impairments of non-marketable securities.

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Dec. 29,	Sep. 29,	Dec. 31,
	2012	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$87,452	$67,846	$38,010
Restricted investments	-	-	2,898
Marketable securities	60,717	66,731	99,342
Accounts receivable, net	170,683	130,870	54,512
Inventories	135,023	144,881	58,079
Deferred tax asset	53,140	53,144	30,798
Other current assets	21,775	19,845	16,116
Total Current Assets	528,790	483,317	299,755

Long-term marketable securities	-	-	20,092
Property and equipment, net	100,534	86,992	57,263
Intangibles, net	4,920	5,208	18,596
Goodwill	6,027	6,027	6,027
Deferred tax asset	36,466	72,150	82,071
Other assets	15,761	21,402	10,813
Total Assets	$692,498	$675,096	$494,617

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$95,493	$103,366	$45,104
Accrued salaries and benefits	13,752	15,594	11,539
Other accrued liabilities	13,992	14,218	14,259
Deferred income on shipments to distributors	5,579	6,580	8,511
Total Current Liabilities	128,816	139,758	79,413

Other long-term obligations	10,131	10,042	6,494

Stockholders' equity:
Capital stock	1,033,549	1,025,272	1,001,967
Accumulated deficit	(479,225)	(499,233)	(592,436)
Accumulated other comprehensive loss	(773)	(743)	(821)
Total Stockholders' Equity	553,551	525,296	408,710
Total Liabilities and Stockholders' Equity	$692,498	$675,096	$494,617

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com